News Release

Contact:

Investor Relations:
Angela Steinway
(609) 936-2268
angela.steinway@integralife.com

Michael Beaulieu
(609) 750-2827
michael.beaulieu@integralife.com

Integra LifeSciences Reports Second Quarter 2015 Financial Results

Revenue Increased 5.5% to $244.1 Million
Reported EPS of $0.15; Adjusted EPS Increased 16% to $0.79
Full Year 2015 Revenue and EPS Guidance Updated for SeaSpine Spin-off and TEI Acquisition

Plainsboro, New Jersey / July 30, 2015 / -- Integra LifeSciences Holdings Corporation (NASDAQ: IART) today reported its financial results for the second quarter ending June 30, 2015.
Highlights:

•	Second quarter reported revenue increased 5.5% over the prior year quarter to $244.1 million and organic revenue increased 5.1%;

•	Second quarter adjusted EBITDA margin increased 190 basis points over the prior year quarter to 20.7%;

•	Adjusted free cash flow conversion for the trailing twelve months ended June 30, 2015 was 54.0% versus 30.7% in the trailing twelve months ending June 30, 2014;

•	SeaSpine spin-off was completed, effective July 1, 2015 and, TEI acquisition was completed, effective July 17, 2015; and,

•	Full-year guidance for 2015 was maintained for base business.

Total revenues for the second quarter were $244.1 million, reflecting an increase of $12.7 million, or 5.5%, over the second quarter of 2014.
Excluding the contribution of revenues from acquisitions, discontinued products and the effect of currency exchange rates, revenues increased 5.1% over the second quarter of 2014.

"We finished the first half of 2015 ahead of our original financial objectives, as we continued to see strength in our regenerative product sales in both Specialty Surgical Solutions and Orthopedics and Tissue Technologies," said Peter Arduini, Integra's President and Chief Executive Officer. "In addition, our teams worked hard to complete the spin-off of SeaSpine ahead of schedule and close the strategic acquisition of TEI. We are optimistic about the top-line growth acceleration and margin improvement these transactions will add to Integra."
The Company reported GAAP net income of $5.0 million, or $0.15 per diluted share, for the second quarter of 2015, which includes $9.9 million in SeaSpine separation related charges, compared to GAAP net income of $4.8 million or $0.15 per diluted share, for the second quarter of 2014.
Adjusted measures discussed below are computed with the adjustments to GAAP reporting set forth in the attached reconciliation.
Adjusted net income for the second quarter of 2015 was $26.3 million, or $0.79 per diluted share, compared to adjusted net income of $22.2 million, or $0.68 per diluted share, in the second quarter of 2014.
Adjusted EBITDA for the second quarter of 2015 was $50.5 million, or 20.7% of revenue, compared to $43.4 million, or 18.8% of revenue, in the prior year second quarter.
During the second quarter, Integra generated $18.1 million in cash flows from operations and invested $13.1 million in capital expenditures. Adjusted free cash flow conversion for the trailing twelve months ended June 30, 2015 was 54.0% versus 30.7% in the prior-year period.
Outlook for 2015
Based on the Company's second quarter results, the acquisition of TEI, and the completion of the SeaSpine spin-off, Integra is updating its full year 2015 guidance for continuing operations. The Company now expects revenue of $870 million to $885 million, reported EPS of $1.12 to $1.22, and adjusted EPS of $3.00 to $3.10.
"The new guidance range for 2015 continuing operations is consistent with our prior expectations. This new guidance reflects the removal of our spine business for the full year, which is expected to have a $0.20 dilutive impact to adjusted EPS, and the slight accretion we expect from the TEI acquisition, net of any financing impact we expect to incur in the second half of 2015," said Glenn Coleman, Integra's Chief Financial Officer. "We are maintaining our expectations for the underlying business excluding these transactions."
In the future, the Company may record, or expects to record, certain additional revenues, gains, expenses or charges as described in the Discussion of Adjusted Financial Measures below that it will exclude in the calculation of adjusted EBITDA and adjusted earnings per share for historical periods and in providing adjusted earnings per share guidance.

Conference Call and Presentation Available Online
Integra has scheduled a conference call for 8:30 AM ET today, Thursday, July 30, 2015, to discuss financial results for the second quarter and forward-looking financial guidance. The conference call will be hosted by Integra's senior management team and will be open to all listeners. Additional forward-looking information may be discussed in a question and answer session following the call.
Integra's management team will reference a presentation during the conference call, which can be found on the Investor section of the website at investor.integralife.com.

Access to the live call is available by dialing (913) 312-6670 and using the passcode 6633713. The call can also be accessed through a webcast via a link provided on the Investor Relations homepage of Integra's website at investor.integralife.com. Access to the replay is available through August 17, 2015 by dialing (719) 457-0820 and using the passcode 6633713. The webcast will also be archived on the website.

***
Integra LifeSciences, a world leader in medical technology, is dedicated to limiting uncertainty for caregivers, so they can concentrate on providing the best patient care. Integra offers innovative solutions, including leading regenerative technologies, in specialty surgical solutions and orthopedics and tissue technologies. For more information, please visit www.integralife.com

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties and reflects the Company's judgment as of the date of this release. Forward-looking statements include, but are not limited to, statements concerning future financial performance, including projections for revenues, GAAP and adjusted net income, GAAP and adjusted earnings per diluted share, non-GAAP adjustments such as global enterprise resource planning (“ERP”) system implementation charges, certain expenses associated with product recalls, acquisition-related charges, impairment charges, non-cash amortization of imputed interest for convertible debt, intangible asset amortization, and income tax expense (benefit) related to non-GAAP adjustments. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from predicted or expected results. Such risks and uncertainties include, but are not limited to: the Company's ability to execute its operating plan effectively, the Company's ability to manufacture and ship sufficient quantities of its products to meet its customers' demand; the ability of third-party suppliers to supply us with raw materials and finished products; global macroeconomic conditions; the Company's ability to manage its direct sales channels effectively; the Company's ability to maintain relationships with customers of acquired entities; physicians' willingness to adopt and third-party payors' willingness to provide reimbursement for the Company's recently launched and planned products; initiatives launched by the Company's competitors; downward pricing pressures for customers; the Company's ability to secure regulatory approval for products in development; the Company's ability to remediate quality systems violations; fluctuations in hospital spending for capital equipment; the Company's ability to comply with and obtain approvals for products of human origin and comply with recently enacted regulations regarding products containing materials derived from animal sources; difficulties in controlling expenses, including costs to procure and manufacture our products; the impact of changes in management or staff levels; the Company's ability to integrate acquired businesses; the impact of goodwill and intangible asset impairment charges if future operating results of acquired businesses are significantly less than the results anticipated at the time of the acquisitions, the Company's ability to leverage its existing selling organizations and administrative infrastructure; the Company's ability to increase product sales and gross margins, and control non-product costs; the Company’s ability to achieve anticipated growth rates, margins and scale and execute its strategy generally, the amount and timing of acquisition and integration related costs; the geographic distribution of where the Company generates its taxable income; the effect of legislation effecting healthcare reform in the United States and internationally; fluctuations in foreign currency exchange rates; the amount of our convertible notes and bank borrowings outstanding and other factors influencing liquidity; and the economic, competitive, governmental, technological and other risk factors and uncertainties identified under the heading “Risk Factors” included in Item 1A of Integra's Annual Report on Form 10-K for the year ended December 31, 2014 and information contained in subsequent filings with the Securities and Exchange Commission. These forward-looking statements are made only as of the date hereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.
Discussion of Adjusted Financial Measures
In addition to our GAAP results, we provide organic revenues, adjusted earnings before interest, taxes, depreciation and amortization ("EBITDA"), adjusted net income, adjusted earnings per diluted share, adjusted diluted weighted average shares outstanding, free cash flow and adjusted free cash flow conversion. Organic revenues consist of total revenues excluding the effects of currency exchange rates, acquired revenues and product discontinuances. Adjusted EBITDA consist of GAAP net income, excluding: (i) depreciation and amortization, (ii) other income (expense), (iii) interest income and expense, (iv) income taxes, (v) and those operating expenses also excluded from adjusted net income. The measure of adjusted net income consists of GAAP net income, excluding: (i) manufacturing facility remediation costs; (ii) global enterprise resource planning ("ERP") implementation charges; (iii) structural optimization charges; (iv) SeaSpine separation-related charges; (v) certain employee severance charges; (vi) acquisition-related charges; (vii) discontinued product lines charges; (viii) impairment charges; (ix) convertible debt non-cash interest; (x) intangible asset amortization expense; and (xi) income tax impact from adjustments and other items. The measure of adjusted diluted weighted average shares outstanding is calculated by adding the economic benefit of the convertible note hedge and warrant transactions relating to Integra's 2016 convertible notes. The adjusted earnings per diluted share measure is calculated by dividing adjusted net income attributable to diluted shares by adjusted diluted weighted average shares outstanding. The measure of free cash flow consists of GAAP net cash provided by operating activities less purchases of property and equipment. The adjusted free cash flow conversion measure is calculated by dividing free cash flow by adjusted net income.
Reconciliations of GAAP revenues to adjusted revenues and GAAP net income to adjusted EBITDA, and adjusted net income, and GAAP earnings per diluted share to adjusted earnings per diluted share all for the three months ended June 30, 2015 and 2014, and the free cash flow and free cash flow conversion for the three months ended June 30, 2015 and 2014 and the twelve months ended June 30, 2015 and 2014, appear in the financial tables in this release.
The Company believes that the presentation of organic revenues and the various adjusted EBITDA, adjusted net income, adjusted earnings per diluted share, adjusted diluted weighted average shares outstanding, free cash flow and free cash flow conversion measures provide important supplemental information to management and investors regarding financial and business trends relating to the Company's financial condition and results of operations. For further information regarding why Integra believes that these non-GAAP financial measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the Company's Current Report on Form 8-K regarding this earnings press release filed today with the Securities and Exchange Commission. This Current Report on Form 8-K is available on the SEC's website at www.sec.gov or on our website at www.integralife.com.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(In thousands, except per share amounts)

	Three Months Ended June 30,
	2015	2014
Total revenues, net	$244,078	$231,351

Costs and expenses:
Cost of goods sold	86,539	86,976
Research and development	13,891	13,745
Selling, general and administrative	126,590	115,253
Intangible asset amortization	3,104	2,985
Total costs and expenses	230,124	218,959

Operating income	13,954	12,392

Interest income	8	58
Interest (expense)	(5,471)	(5,382)
Other income (expense), net	(919)	118
Income before income taxes	7,572	7,186

Income tax expense	2,574	2,361
Net income	$4,998	$4,825

Diluted net income per share	$0.15	$0.15
Weighted average common shares outstanding for diluted net income per share	33,939	32,804

Segment revenues* and growth in total revenues excluding the effects of currency exchange rates, acquisitions and discontinued products are as follows:
(In thousands)

	Three Months Ended June 30,
	2015	2014	Change
Specialty Surgical Solutions	$146,709	$137,516	7%
Orthopedics and Tissue Technologies	$63,834	$57,954	10%
Spine	33,535	35,881	(7)%
Total revenue	$244,078	$231,351	6%

Impact of changes in currency exchange rates	$6,668	$—
Less contribution of revenues from acquisitions**	(8,042)	—
Less contribution of revenues from discontinued products	(2,407)	(2,814)	(14)%
Total organic revenues	$240,297	$228,537	5.1%

* The prior five business segment structure was realigned into three global segments effective with the first quarter 2015.
** Acquisitions include MicroFrance and Metasurg.

Items included in GAAP net income and location where each item is recorded are as follows:
(In thousands)
Three Months Ended June 30, 2015

Item	Total Amount	COGS(a)	SG&A(b)	Amort.(c)	OI&E(d)	Tax(e)
Global ERP implementation charges	$3,610	$—	$3,610	$—	$—	$—
Structural optimization charges	3,641	2,047	1,594	—	—	—
Acquisition-related charges	3,334	587	2,747	—	—	—
Certain employee severance charges	253	—	253	—	—	—
SeaSpine separation-related charges	9,931	127	9,804	—	—	—
Intangible asset amortization expense*	8,009	4,905	—	3,104	—	—
Convertible debt non-cash interest	1,885	—	—	—	1,885	—
Estimated income tax impact from above adjustments and other items	(9,361)	—	—	—	—	(9,361)
Total Adjustments	21,302	7,666	18,008	3,104	1,885	(9,361)

Depreciation expense	7,736	—	—	—	—	—

a)	COGS - Cost of goods sold

b)	SG&A - Selling, general and administrative

c)	Amort. - Intangible asset amortization

d)	OI&E - Interest (income) expense, net and other (income) expense, net

e)	Tax - Income tax expense

Three Months Ended June 30, 2014
(In thousands)

Item	Total Amount	COGS (a)	SG&A (b)	R&D (c)	Amort. (d)	OI&E (e)	Tax (f)
Manufacturing facility remediation costs	$224	$262	$(38)	$—	$—	$—	$—
Global ERP implementation charges	6,916	—	6,916	—	—	—	—
Structural optimization charges	2,753	2,467	286	—	—	—	—
Acquisition-related charges	1,253	327	426	500	—	—	—
Certain employee severance charges	3,929	423	3,506	—	—	—	—
Discontinued product lines charges	713	713	—	—	—	—	—
Intangible asset amortization expense	7,855	4,870	—	—	2,985	—	—
Convertible debt non-cash interest	1,767	—	—	—	—	1,767	—
Estimated income tax impact from above adjustments and other items	(8,035)	—	—	—	—	—	(8,035)
Total Adjustments	17,375	9,062	11,096	500	2,985	1,767	(8,035)

Depreciation expense	7,348	—	—	—	—	—	—

a)	COGS - Cost of goods sold

b)	SG&A - Selling, general and administrative

c)	R&D - Research and development

d)	Amort. - Intangible asset amortization

e)	OI&E - Interest (income) expense, net and other (income) expense, net

f)	Tax - Income tax expense

RECONCILIATION OF NON-GAAP ADJUSTMENTS - GAAP NET INCOME TO ADJUSTED EBITDA AND ADJUSTED EBITDA EXCLUDING STOCK-BASED COMPENSATION
(UNAUDITED)
(In thousands, except per share amounts)

	Three Months Ended June 30,
	2015	2014

GAAP net income	$4,998	$4,825
Non-GAAP adjustments:
Depreciation and intangible asset amortization expense	15,745	15,203
Other (income), net	919	(118)
Interest (income) expense, net	5,463	5,324
Income tax expense	2,574	2,361
Manufacturing facility remediation costs	—	224
Global ERP implementation charges	3,610	6,916
Structural optimization charges	3,641	2,753
Acquisition-related charges	3,334	1,253
Certain employee severance charges	253	3,929
SeaSpine separation-related charges	9,931	—
Discontinued product lines charges	—	713

Total of non-GAAP adjustments	45,470	38,558
Adjusted EBITDA	$50,468	$43,383

RECONCILIATION OF NON-GAAP ADJUSTMENTS - GAAP NET INCOME TO MEASURES OF ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE
(UNAUDITED)
(In thousands, except per share amounts)

	Three Months Ended June 30,
	2015	2014

GAAP net income	$4,998	$4,825
Non-GAAP adjustments:
Manufacturing facility remediation costs	—	224
Global ERP implementation charges	3,610	6,916
Structural optimization charges	3,641	2,753
Acquisition-related charges	3,334	1,253
Certain employee severance charges	253	3,929
Discontinued product lines charges	—	713
SeaSpine separation-related charges	9,931	—
Intangible asset amortization expense	8,009	7,855
Convertible debt non-cash interest	1,885	1,767
Estimated income tax impact from adjustments and other items	(9,361)	(8,035)

Total of non-GAAP adjustments	21,302	17,375
Adjusted net income	$26,300	$22,200

Adjusted diluted net income per share	$0.79	$0.68
Weighted average common shares outstanding for diluted net income per share	33,939	32,804
Weighted average common shares outstanding adjustment for convertible dilution	(477)	—
Weighted average common shares outstanding for adjusted diluted net income per share	33,462	32,804

CONDENSED BALANCE SHEET DATA
(UNAUDITED)

(In thousands)

	June 30, 2015	December 31, 2014

Cash and cash equivalents	$131,296	$71,994
Accounts receivable, net	134,546	131,918
Inventories, net	241,835	237,114

Bank line of credit	436,875	416,875
Convertible securities	214,358	213,121

Stockholders' equity	711,723	704,322

RECONCILIATION OF NON-GAAP ADJUSTMENTS - GAAP OPERATING CASH FLOW TO
MEASURES OF FREE CASH FLOW AND FREE CASH FLOW CONVERSION
(UNAUDITED)
(In thousands)

	Three Months Ended June 30,
	2015	2014
GAAP Net cash provided by operating activities	$18,126	$16,377

Purchases of property and equipment	(13,112)	(9,356)
Free Cash Flow	5,014	7,021

Adjusted net income *	$26,300	$22,200
Adjusted Free Cash Flow Conversion	19.1%	31.6%

	Twelve Months Ending June 30,
	2015	2014
GAAP Net cash provided by operating activities	$101,578	$70,135

Purchases of property and equipment	(43,244)	(44,067)
Free Cash Flow	58,334	26,068

Adjusted net income *	$108,068	$84,782
Adjusted Free Cash Flow Conversion	54.0%	30.7%

* Adjusted net income for quarters ended June 30, 2014 and 2015 are reconciled above. Adjusted net income for remaining quarters in the twelve months calculation have been previously reconciled and are publicly available in the Q1 2015 Quarterly Financial Summary on our website integralife.com in the Investors section under Events & Presentations.

The Company calculates adjusted free cash flow conversion by dividing its free cash flow by adjusted net income. The Company believes this measure is a useful metric in evaluating the significance of the cash special charges in its adjusted earnings measures.

RECONCILIATION OF NON-GAAP ADJUSTMENTS - GUIDANCE

($ in per share amounts)

	Projected Year Ended
	December 31, 2015
	Low	High
GAAP diluted net income per share from continuing operations	$1.12	$1.22

Global ERP implementation charges	0.42	0.42
Seaspine separation-related charges	0.08	0.08
Structural optimization charges	0.67	0.67
Acquisition-related charges	0.42	0.42
Certain employee severance charges	0.04	0.04
Intangible asset amortization expense	0.90	0.90
Convertible debt non-cash interest	0.22	0.22
Estimated income tax impact from adjustments and other items	(0.87)	(0.87)
Total of non-GAAP adjustments	$1.88	$1.88

Adjusted diluted net income per share from continuing operations	$3.00	$3.10

Source: Integra LifeSciences Holdings Corporation